250 Glen Street Glens Falls, NY
Contact: Timothy C. Badger Tel: (518)745-1000 Fax: (518)745-1976

TO:     All Media

DATE:     April 25, 2012

Arrow Financial Corporation Declares Cash Dividend

The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on April 25, 2012 declared a quarterly cash dividend of $.25 per share payable June 15, 2012 to shareholders of record June 1, 2012. This represents an increase of 3% over the cash dividend paid in the first quarter of 2011, as a result of the September 29, 2011 3% stock dividend.
Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc., three property and casualty insurance agencies: Loomis & LaPann, Inc.; McPhillips Insurance Agency which is a division of Glens Falls National Insurance Agencies, LLC; Upstate Agency, LLC, and Capital Financial Group, Inc. an insurance agency specializing in the sale and servicing of group health plans.